Exhibit 99.1

Energous Announces $2.0 Million Registered Direct Offering

Priced At-The-Market under Nasdaq Rules

SAN JOSE, Calif. & FREMONT, Calif., February 15, 2024—(BUSINESS WIRE)—Energous Corporation (“Energous” or the “Company”) (NASDAQ: WATT), an industry leader in RF-based wireless power network solutions, announced today that it has entered into a definitive securities purchase agreement with a certain institutional investor for the purchase and sale of 1,020,409 shares of the Company’s common stock (or common stock equivalents) and warrants to purchase up to 1,020,409 shares of common stock at an offering price of $1.96 per share of common stock (or common stock equivalent) and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules. The warrants have an exercise price of $1.84 per share, will be immediately exercisable upon issuance and will have a term of five years following the date of issuance. The closing of the offering is expected to occur on or about February 20, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering are expected to be approximately $2.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and/or companies, regulatory activities, and business development and support functions.

The securities in the offering described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-261087) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 16, 2021. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements related to the offering of the securities described herein, the closing of the offering and the use of proceeds therefrom, statements about the future of the global wireless charging industry and statements about our technology and its expected functionality. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

CONTACTS

Energous Investor Relations

Padilla IR

IR@energous.com

Energous Corporate Communications

SHIFT Communications

energous@shiftcomm.com